EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

Texas Instruments Incorporated
12500 TI Boulevard
Dallas, Texas 75266-0199

Dear Sirs:

     We (the "Underwriters") understand that Texas Instruments Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell the principal amount of its debt securities (the "Offered Debt Securities") identified in
Schedule I hereto, as more fully described in the Company's Prospectus Supplement dated ____________ , 19__ relating to the Offered Debt Securities and the Basic Prospectus dated __________, 1999.

     Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, at the respective purchase prices set forth in Schedule I hereto, the principal amount of the Offered Debt Securities set forth opposite their respective names in Schedule II hereto.

     The Underwriters will pay for such Offered Debt Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. (New York City time) on _________, 19__ or at such other time, not later than __________, 19__ as shall be designated by the Manager.

     All the provisions contained in the document entitled Texas Instruments Incorporated Underwriting Agreement Standard Provisions (Debt) dated ______, 1999, a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that the term "Manager", as used therein, shall, for purposes of this Agreement, mean _______________, whose authority hereunder may be exercised by them jointly or by __________ alone.


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     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                         Very truly yours,

                                         On behalf of themselves and the
                                         other Underwriters named herein

                                         By:___________________________

                                         By:___________________________
                                            Name:
                                            Title:

Accepted as of the date written above:

TEXAS INSTRUMENTS INCORPORATED

By:___________________________________
   Name:
   Title:


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


                      SCHEDULE I TO UNDERWRITING AGREEMENT

Description of Offered Debt Securities:

     Title:_____________________

     Principal amount (including currency or composite currency):
         U.S.$_____________________

     Purchase price: $____________ [plus accrued interest from ______________]

     Public offering price: $___________ [plus accrued interest from__________]

     Underwriting discount: $____________

     Interest rate: __% per annum, payable semi-annually on _____________ and
     _________________.

     Sinking fund provisions:________________

     Redemption provisions:_________________


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


                     SCHEDULE II TO UNDERWRITING AGREEMENT




                                                         Principal Amount
                                                         of Offered Debt
           Underwriter                              Securities to be Purchased
           -----------                              --------------------------



Total



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